UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 July 17, 2021

Date of Report (date of earliest event reported)

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Exact name of Registrant as Specified in its Charter

Colorado	000-19333	84-1176672
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

PO Box 323

Old Bethpage, New York 11804

Address of Principal Executive Offices, Including Zip Code

516-586-5643

Registrant's Telephone Number, Including Area Code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

On July 19, 2021, the Company has placed on the Investor page of the Company's website a press release titled “Bion Website and Email Compromised”.

On July 20, 2021, the Company has placed on the Investor page of the Company's website a press release titled “Bion Announces Agreement with University of Nebraska-Lincoln for Field Corn Trial using AD Nitrogen Fertilizer”.

ITEM 8.01 OTHER EVENTS.

On Saturday morning, July 17, 2021, our website domain – biontech.com – and email services were compromised and disabled.

No shareholder, sensitive or confidential information was available to be breached.

While these issues are being resolved, Bion Environmental Technologies, Inc. has temporarily moved our website (and email) to a new domain: bionenviro.com. Website access is now www.bionenviro.com.

To send emails to Bion personnel, use the same name identifier previously used, but in the address, substitute ‘bionenviro.com’ for ‘biontech.com’.

For example, cscott@biontech.com (no longer functional) will now be cscott@bionenviro.com and mas@biontech (no longer functional) will now be mas@bionenviro.com.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a)       Financial Statements of Businesses Acquired

Not Applicable.

(b)       Pro Forma Financial Information

Not Applicable.

(c)       Shell Company Transactions

Not Applicable.

(d)       Exhibits.

Exhibit Number	Description

99.1	Press Release titled titled “Bion Website and Email Compromised ” (dated July 19, 2021)
99.2	Press Release titled “Bion Announces Agreement with University of Nebraska-Lincoln for Field Corn Trial using AD Nitrogen Fertilizer” (dated July 20, 2021).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Date: July 20, 2021	By: /s/ Mark A. Smith Mark A. Smith, President